Exhibit G

                                  BEGGS & LANE
                          SEVENTH FLOOR BLOUNT BUILDING
                              3 WEST GARDEN STREET
                            PENSACOLA, FLORIDA 32501
                                  904-432-2451


                                  July 14, 1997





Re:    Statement on Form U-1 of
       Gulf Power Company
       (herein called the "Company")
       File No. 70-8949


Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

       We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance of $40,930,000 aggregate principal amount of Revenue Bonds (as defined therein) for the benefit of the Company.

       We are of the opinion that:

          (a) the Company is validly organized and duly existing as a corporation under the laws of the State of Maine and is duly authorized to do business as a foreign corporation in the States of Florida, Georgia and Mississippi;

          (b) the transactions have been consummated in accordance with such statement on Form U-1, as amended;

          (c) all state laws applicable to the transactions have been complied with;

          (d) the Company's Notes evidencing its obligations with respect to the Revenue Bonds are valid and binding obligations of the Company in accordance with their terms; and

          (e) the consummation of such transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.




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Securities and Exchange Commission
July 14, 1997
Page 2



              We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate of notification pursuant to Rule 24.

                                               Very truly yours,

                                                /s/Beggs & Lane